UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2025

Perception Capital Corp. IV

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41039	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3109 W. 50th Street, #207

Minneapolis, MN 55410

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (952) 456-5300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	RCFUF	None
Class A ordinary shares, par value $0.0001 par value	RCFAF	None
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	RCFWF	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 6, 2025, Perception Capital Corp. IV (“Perception”) held a Special Meeting of Shareholders (the “Meeting”) to consider and vote upon the proposals (the “Proposals’) set for the below. The record date for the meeting was February 10, 2025. On that date, there were 6,082,928 Ordinary Shares issued and outstanding, of which 6,082,927 were Class A ordinary shares and 1 was a Class B ordinary share. In addition, there were 609,250 preference shares outstanding with each preference share entitled to one vote except that the preference shares do not have any voting rights with respect to the Proposals. There were 5,895,290 ordinary shares present at the Meeting represented by proxy, which is 96.92% of the total ordinary shares outstanding on the record date, thereby constituting a quorum.

The third proposal on the agenda, a proposal to adjourn the Meeting, was not voted upon. The results of the voting on the Proposals was as follows:

Proposal Number One – The Business Combination Proposal — to consider and vote upon a proposal to approve and adopt, by ordinary resolution the Second Amended and Restated Business Combination Agreement, dated June 12, 2024 as amended on November 7, 2024 and January 8, 2025, and as it may be further amended, by and among the Company, Blue Gold Limited, a Cayman Islands company limited by shares, to be formed Blue Merger Sub, a Cayman Islands company limited by shares and wholly owned subsidiary of Blue Gold Limited, and Blue Gold Holdings Limited, a private company limited by shares formed under the laws of England and Wales, and the transactions contemplated thereby. This proposal was approved. The results of voting were as follows:

For	% of Ordinary Shares Present	Against	% of Ordinary Shares Present	Abstain	% of Ordinary Shares Present	Broker Non-Vote
5,895,290	100%	0	0.00%	0	0.00%	0

Proposal Number Two — The Merger Proposal — to consider and vote upon a proposal to approve and authorize by a special resolution under the Cayman Islands Companies Act, the Perception Reorganization and the Plan of Merger to be entered into by and between Perception and Blue Gold Limited in respect thereof in the form attached to the proxy statement/prospectus as Annex B to occur at least one day prior to the Blue Merger Effective Date. Terms used but not defined herein shall have the meanings ascribed to those terms in the proxy statement/prospectus filed with the United States Securities and Exchange Commission on February 13, 2025. This proposal was approved. The results of voting were as follows:

For	% of Ordinary Shares Present	Against	% of Ordinary Shares Present	Abstain	% of Ordinary Shares Present	Broker Non-Vote
5,895,290	100%	0	0.00%	0	0.00%	0

Item 8.01 Other Events.

Redemptions

In connection with the proposals voted on at the Meeting, the Company was required to permit holders of its ordinary shares that were sold as part of the units sold in its initial public offering (the “Public Shares”), the right to seek redemption of their shares. Of the 332,928 Public Shares, 307,742 Public Shares were redeemed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (Formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2025	Perception Capital Corp. IV

	By:	/s/ Rick Gaenzle
	Name:	Rick Gaenzle
	Title:	Chief Executive Officer

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